            File Date:_______________ File Number: 333-_____________
================================================================================
                                    FORM SB-2

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               IP Promotions, Inc.
         --------------------------------------------------------------
                 (Name of small business issuer in its charter)

       Nevada                                                     88-1123382
----------------------                                       -------------------
(State or Jurisdiction                                        (I.R.S Employer
of Incorporation)                                            Identification No.)

                                      2741
                           ---------------------------
                          (Primary Standard Industrial
                           Classification Code Number)


                     1223 Manor Oaks Ct, Atlanta, Ga. 30338
                              Phone: (404)-588-1711
   --------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)


                         Adam Shaikh (Registered Agent)
                   7917 Autumn Gate Ave., Las Vegas, NV. 89131
                              Phone: (702)-296-3575
  -----------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies To:
                              Adam U. Shaikh, Esq.
                     The Law Offices of Adam U. Shaikh, Chtd
                              7917 Autumn Gate Ave
                               Las Vegas, NV 89131
                               Phone: 702-296-3575
                             Facsimile: 702-549-2265

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: [ ]

=============================================================================================================
                                       CALCULATION OF REGISTRATION FEE

----------------------- --------------------- -------------------- --------------------- --------------------
 Title of each class                           Proposed maximum      Proposed maximum
 of securities to be        Amount to be      offering price per    aggregate offering        Amount of
      registered             registered             unit(3)               price            registration fee
----------------------- --------------------- -------------------- --------------------- --------------------

   Common(1)                 150,000                 $1.00              $ 37,500                 $4.41

   Common(2)                 600,000                 $1.00              $150,000                $17.66

(1) This amount represents shares to be resold by certain selling stockholders.

(2) Common Shares to be registered and distributed pursuant to a registered distribution to the selling shareholders of TMX Holding Corp.

(3) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee for the shares of the selling security holders and the resale of the securities that will be distributed as a dividend distribution to shareholders of TMX Holding Corp.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================
                             SUBJECT TO COMPLETION

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the sale is not permitted.

================================================================================

                             PRELIMINARY PROSPECTUS

                               IP Promotions, Inc.
                             (A Nevada Corporation)
                         750,000 Shares of Common Stock
                                $1.00 per share.


Prior to this offering, there has been no public market for our stock.

This Prospectus relates to the registration of certain shares of common stock, $.001 par value per share, of IP Promotions, Inc., a Nevada corporation ("IP Promotions", the "Company", "we", "us", "our"). Certain Selling Security Holders ("IP Promotions Selling Security Holders") are offering 150,000 shares of our common stock for resale. Upon effectiveness of this registration statement, TMX Holding Corp. ("TMX") shall be distributing 600,000 shares of common stock as a dividend distribution to its shareholders of record as of May 1, 2005 on the basis of one (1) share of our common stock for twenty one and one half (21 1/2) shares of TMX common stock. ("TMX shareholders") Lastly, the TMX Shareholders will be offering for resale 600,000 shares of our common stock received in the distribution for resale.

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus. IP Promotions, Inc. will not receive any proceeds from this offering and has not made any arrangements for the sale of these securities.

THE SHARES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK TO PUBLIC INVESTORS AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT (SEE "RISK FACTORS" ON PAGE _____).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

We have not authorized any dealer, salesman or any other person to give any information or to make any representations not contained in this prospectus. Any information or representation not contained in this prospectus must not be relied upon as having been authorized by IP Promotions

The Date of this Prospectus, subject to completion, is ________.

================================================================================

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY........................................................    5
RISK FACTORS..............................................................    6
      RISK FACTORS RELATED TO OUR BUSINESS................................    6
      RISK FACTORS RELATED TO THIS OFFERING...............................    7
USE OF PROCEEDS...........................................................    8
DETERMINATION OF OFFERING PRICE...........................................    8
DILUTION .................................................................    8
SELLING SECURITY HOLDERS..................................................    9
PLAN OF DISTRIBUTION......................................................   12
LEGAL PROCEEDINGS.........................................................   13
DIRECTORS, EXECUTIVE OFFICERS.............................................   13
EXECUTIVE COMPENSATION....................................................   14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............   15
DESCRIPTION OF SECURITIES.................................................   15
DESCRIPTION OF OUR BUSINESS...............................................   16
MANAGEMENT DISCUSSION & ANALYSIS or
      PLAN OF OPERATION...................................................   23
CRITICAL ACCOUNTING POLICIES..............................................   24
MARKET FOR COMMON EQUITY AND
      RELATED STOCKHOLDER MATTERS.........................................   25
DISCLOSURE OF COMMISSION POSITION ON
         INDEMNIFICATION FOR SECURITIES ACT LIABILITIES...................   26
INTEREST OF NAMED EXPERTS AND COUNSEL.....................................   26
CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS.............................   27
FINANCIAL STATEMENTS......................................................   28

================================================================================

                               PROSPECTUS SUMMARY


The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus.


            YOUR RELIANCE ON INFORMATION CONTAINED IN THIS PROSPECTUS

In deciding whether to invest in our securities, you should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The Selling Security Holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities. You must not consider that the delivery of this prospectus or any sale of the securities covered by this prospectus implies that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is current or complete as of any time after the date of this prospectus.


OUR BUSINESS

IP Promotions, Inc. ("IP Promotions", the "Company", "we", "us", "our"), a Nevada corporation, was formed on December of 2004. In March of 2005, we acquired all the assets and operations of IP Promotions, LLC, a Georgia limited liability company. The Georgia limited liability company (LLC) was formed in July of 2003 and was primarily a development stage company focused on marketing its specialty web sites that provided streaming video presentations and researching applications for the use of streaming video technology. In March of 2005, the assets of the Georgia LLC were sold to IP Promotions, Inc. (a Nevada company) which is operating under separate management from the LLC. I.P Promotions maintains it's main website at http://www.ippromotions.net. Any information displayed on this website is not part of this prospectus.


IP Promotions (http://www.ippromotions.net) currently produces customizable promotional messages that are delivered via Email. We produce a customized message for a company or organization, or the company can take an existing "video assets" such as a commercial and package it with a Power Point slide show presentation or other promotional features and deliver it in a customized viewing "skin," which is a custom designed cover similar to a picture frame which makes the presentation more visually attractive to end recipients.


THE OFFERING
As of April 15, 2005 we had 20,750,000 shares of common stock, par value $.001 per share, outstanding. This offering is related to a registered distribution of 600,000 shares of our common stock to TMX Holding Corp. shareholders on the basis of one (1) share of our common stock for twenty one and one half (21 1/2) shares of common stock. TMX Holding Corp. own 100% of TMX Consulting Corp, the previous recipient of the shares from IP. Furthermore, this offering covers the resale of 150,000 shares by certain IP Promotions Selling Security Holders and the resale of 600,000 shares received through the registered dividend by the TMX Selling Security Holders There is currently no public market for our securities. The IP Promotions Selling Security Holders and the TMX Selling Security Holders will sell their shares at a price of $1.00 until the shares are traded on a market or exchange, at which time they will be sold at prevailing market prices. The dividend distribution of our shares to TMX shareholders may trigger a taxable event. All TMX shareholders are strongly encouraged to consult their own tax advisor in regards to the dividend.

Because of TMX's role in the distribution, they will likely be deemed to be a "statutory underwriter" within the meaning of Section 2(11) of the Securities Act. TMX has advised us that they will comply with prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to their shareholders. TMX has acknowledged that it is familiar with the anti-manipulation rules of the SEC, including Regulation M. These rules may apply to sales by TMX in the market if a market develops. TMX will not own any shares of our company after the distribution and has no plans for future sales or purchases.

Regulation M prohibits any person who participates in a distribution from bidding for or purchasing any security which is the subject of the distribution until the entire distribution is complete. It also prohibits purchases to stabilize the price of a security in the distribution.

TMX has agreed to pay all legal fees associated with registering the securities. We have agreed to pay all other estimated expenses of registering the securities. Although we will pay all offering expenses, we will not receive any proceeds from the sale of the securities.



================================================================================

                                  RISK FACTORS

AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING IP PROMOTIONS, INC. AND ITS BUSINESS. ALL FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNCERTAIN AS THEY ARE BASED ON CURRENT EXPECTATIONS AND ASSUMPTIONS CONCERNING FUTURE EVENTS OR FUTURE PERFORMANCE OF IP PROMOTIONS, INC.
================================================================================

RISK FACTORS RELATED TO OUR BUSINESS

WE HAVE LIMITED BUSINESS HISTORY MAKING IT DIFFICULT FOR AN INVESTOR TO MAKE AN INFORMED DECISION.

         Although we were incorporated in July of 2003, our business operations have largely focused on the refinement of our marketing process with a minimal amount of sales resulting from our efforts. There is no assurance that we will be able to operate profitably. It will be more difficult for you to evaluate the investment potential in a company such as ours than in a company with a profitable operating history. Any investment in our common stock should be considered a high risk investment because we may have unforeseen costs, expenses, competition and other potential problems as outlined in this prospectus. Further, from the limited revenues we have generated since our inception, we have yet to make a profit.

TO DATE, WE HAVE NOT BEEN PROFITABLE.

            Since the incorporation of our predecessor company in 2003, we have had a net loss from operations through March 31, 2005 of ($325,813). For the 3 months ended March 31, 2005 the Company had a net income of ($12,012).

Our operations are still subject to all of the risks inherent in the establishment of a new business enterprise, including the lack of profitable operating history and the inability to obtain capital from non-related parties. The likelihood of success of our Company must be considered in light of the problems, expenses, and difficulties, complications and delays frequently encountered in connection with establishment of a new business. There can be no assurance that future operations of our Company will be profitable. Future revenues and profits, if any, will depend upon numerous factors, many of which are beyond the control of the Company's management including general economic conditions.

WE WILL REQUIRE FUTURE CAPITAL REQUIREMENTS TO FULLY IMPLEMENT OUR BUSINESS PLAN. FAILURE TO OBTAIN THESE FUNDS MAY RESULT IN OUR INABILITY TO CONTINUE OPERATIONS.

         Our operations have not generated consistent and re-occurring sales. We have an accumulated deficit of ($275,713) as of March 31, 2005. In order to realize its objectives, IP Promotions will need additional capital in the future. At this time, we estimate that we will need $1,000,000 in the next 12 months to fully implement our business plan. IP Promotions currently does not have any agreements to raise the additional capital needed. We intend to seek such capital through public or private debt or equity financing. However there cannot be any assurances that such funding will be obtained. Any additional equity financing and debt financing may be dilutive to shareholders as it may involve issuances of common stock. Adequate funds, whether through financial markets or other arrangements with corporate partners may not be available when needed, or on terms acceptable to IP Promotions. Failure to secure the additional capital may result in the delayed development and expansion of our business, or could even result in our ceasing operations.

WE HAVE A LIMITED NUMBER OF CLIENTS AND DO NOT HAVE ANY LONG TERM COMMITMENTS FOR RE-OCCURRING REVENUE FROM OUR EXISTING CLIENTS.

            We do not currently have any long-term contractual arrangements with any of our clients. We are reliant on the renewal of services from our existing clients as well the signing of new clients. Thus there is no assurance that our current clients will continue to use our services or that we will be able to attract new clients. If we are unable to obtain new clients or renew our relationships with previous and existing clients, we will not be able to generate the necessary income to continue operations.

WE DO NOT HAVE A SUFFICIENT STAFF TO MARKET ALL OF OUR CURRENT PRODUCTS.

            We currently do not have the resources to fund a sales department capable of properly marketing all of our products. The success of our company is dependent on our ability to successfully market our product. If we are unable to obtain personnel for the marketing of our product, we may not be able to obtain the necessary number of clients to generate sufficient revenue to continue operations..

OUR APPLICATION SPECIFIC PRODUCTS ARE DESIGNED FOR SEASONAL MARKETS.

            We currently have two (2) "APPLICATION SPECIFIC" products, Prep Promotions and Political Views, that are targeted towards seasonal markets. The market for high school athletes seeking college athletic scholarships and for politicians running for election is highly seasonal. This may cause our operating results to fluctuate and be difficult to predict.

WE COMPETE AGAINST A NUMBER OF BETTER ESTABLISHED COMPANIES WITH GREATER RESOURCES.

         There is intense competition from well established companies that are currently providing different applications of streaming video content over the internet. Many of these companies have far greater financial resources than we do. These companies may also be partnered with existing internet merchants creating barriers of entry for us. These companies may also be generating substantial sales and profits which could give them a significant advantage in competing with us.

WE DO NOT CURRENTLY HAVE ANY PATENTS OR TRADEMARKS PROTECTING OUR TECHNOLOGY OR BUSINESS METHOD.

         We have not currently applied for any patents that will protect our technology or business method. As a result we are vulnerable to competition from better financed companies who may decided to copy our business model. We have not applied for any trademarks protecting our application specific products names or descriptions. As a result we may be unable to prevent competitors from copying our business unit names or promotional slogans

WE ARE VULNERABLE TO INTERNET ELECTRONIC ATTACKS WHICH COULD CAUSE OUR INTERNET SITES TO CEASE TO FUNCTION.

         As a company reliant upon the internet, we are vulnerable to electronic attacks and viruses that could cause our servers to cease functioning or create a loss of our clients promotional packages. We have experienced attacks in the past, and anticipate that we will continue to do so in the future. We will need to establish redundant back up servers and ensure that our data is backup in a secure location. At this time, we do not have the resources to ensure that our data is backed up at a secure location. Failure to do so could result in a loss of revenue or clients.

RISK FACTORS RELATED TO THE OFFERING

WE HAVE NO PUBLIC MARKET FOR OUR STOCK AND THERE IS NO ASSURANCE ONE WILL DEVELOP; YOU MAY HAVE DIFFICULTY LIQUIDATING YOUR INVESTMENT.

There is no public market for our shares of common stock. Although we intend to apply for listing on the OTC Bulletin Board as soon as we meet listing requirements, there is no assurance that we will be granted a listing. If we are granted a listing, there is no assurance that a market for our common shares will develop. If a market develops, there can be no assurance that the price of our shares in the market will be equal to or greater, than the price per share investors pay in this offering. In fact, the price of our shares in any market that may develop could be significantly lower. Investors in this offering may have difficulty liquidating their investment.

WE ARE CONTROLLED BY OUR OFFICERS AND DIRECTORS.

         The Company's officers and directors currently beneficially own, directly or indirectly, over 96.4% of the outstanding common stock. As a result, these shareholders acting together control all decisions that will be made by shareholders, including the election of directors.

THE FUTURE SALES BY OUR EXISTING SHAREHOLDERS OF A SUBSTANTIAL NUMBER OF OUR COMMON SHARES IN THE PUBLIC MARKET COULD ADVERSELY AFFECT THE PRICE OF OUR COMMON SHARES.

If our shareholders sell substantial amounts of our common shares, in the public market following this offering, the market price of our common shares could fall. Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. Immediately after the completion of this offering, we will have an aggregate of 20,750,000 common shares issued and outstanding, including 750,000 common shares represented by Shares Eligible for Resale through this offering. Our common shares in this offering will be eligible for immediate resale in the public market without restrictions, and those held by our existing shareholders may also be sold in the public market in the future subject to the restrictions contained in Rule 144 under the Securities Act. If any existing shareholder or shareholders sell a substantial amount of common shares, the prevailing market price for our common shares could be adversely affected.

YOU WILL NOT RECEIVE DIVIDEND PAYMENTS.

IP has not paid and does not plan to pay dividends in the foreseeable future even if our operations are profitable. Earnings, if any, will be used to expand our operations, management salaries, hiring additional staff and operating expenses, rather than to make distributions to shareholders. Therefore, the future of your investment depends entirely on the development of a trading market and the potential increase in the market price of our stock.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks described in "Risk factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The offering price of $1.00 per share was determined arbitrarily by us. The offering price is not based upon IP Promotions' net worth, total asset value, or any other objective measure of value based upon accounting measurements. Should a market occur for our securities, the market price may be far less than the offering price.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                            SELLING SECURITY HOLDERS

The first table below represents the IP Promotions Selling Security Holders and the second table represents TMX Selling Security Holders. The Selling Security Holders will be selling securities pursuant to this prospectus. The tables also lists any relationship selling security holders may have had with us within the past three years and provides information regarding the shares the selling stockholders beneficially own and may sell. The estimated securities owned after the offering assumes that all of the shares registered under this prospectus are sold. However, we do not have any agreements or understandings with the selling stockholders which would require them to sell their shares.

                                   IP PROMOTIONS SELLING SECURITY HOLDERS

------------------------------   --------------------------   -----------------   -----------------------
 NAME, ADDRESS, RELATIONSHIP     SECURITIES OWNED PRIOR TO                        SECURITIES OWNED AFTER
                                 OFFERING                                         OFFERING
                                 --------------------------   NUMBER OF SHARES    -----------------------
                                 SHARES           PERCENT     REGISTERED          SHARES         PERCENT
------------------------------   --------------------------   -----------------   -----------------------
Adam U. Shaikh (1)
7917 Autumns Gate Ave
Las Vegas,  NV. 89131            150,000          0.72%                 150,000        0           0.00%
------------------------------   --------------------------   -----------------   -----------------------

(1) Mr. Shaikh's law firm has provided a legal opinion in conjunction with the securities being registered in this offering

                          TMX SELLING SECURITY HOLDERS

The following table identifies the shareholders of TMX Holding Corp. as of May 1st, 2005. Each person listed will receive a one share of IP Promotions common stock for every 21 1/2 shares of TMX. None of these persons has had any position, office, or other material relationship with IP Promotions since its inception.


------------------------------   --------------------------   -----------------   -----------------------
 NAME, ADDRESS, RELATIONSHIP     SECURITIES OWNED PRIOR TO                        SECURITIES OWNED AFTER
                                 OFFERING                                         OFFERING
                                 --------------------------   NUMBER OF SHARES    -----------------------
                                 SHARES           PERCENT     REGISTERED          SHARES         PERCENT
------------------------------   --------------------------   -----------------   -----------------------

Ameritrade, Inc.
% ADP Proxy Services
51 Mercedes Way
Edgewood,  N.Y. 11717
None                              102              001%                102          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Estate of Medora A. Barron
% Jim Denton
1301 5th Avenue, Suite # 2600
Seattle,  Wa. 98101
None                               50             .001%                 50          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Lyle Carr
4543 Amberidge Avenue N.E.
Canton, Oh. 44708
None                              33             0.001%                 33          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Garra Cohen
1619 Ottawa Street
Leavenworth, KS. 66048
None                              84             0.001%                 84          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Coral Capital Partners, Inc.
P.O. Box 191767
Atlanta, Ga. 31119
None                              67,180           0.3%              6,718          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------

                                       9


ESN Financial, LP.
P.O. Box 191767
Atlanta, Ga. 31119
None                              25,130          0.12%             25,130          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Victor Frank
1833 Centre Point Drive,
Suite # 115
Naperville, Il. 60563
None                              255            0.001%                255          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Sol Gerber &
Ruth Gerber Co. TTEES
5450 Vesper Ave. Suite A-241
Sherman Oaks, Ca. 91411
None                              115            0.001%                115          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Dennis Goddard
1833 Centre Point Drive,
Suite # 115
Naperville, Il. 60563
None                              510            0.001%                510          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Malloy Hankins & Carolyn June
Hankins TTEES Rev.
Trust dtd. 8/13/92
210 West Ocean Blvd.
Stuart, Fl. 34994
None                              85             0.001%                 85          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
David Hastings
P.O. Box 958
Boulder, Co. 80306
None                              241            0.001%                241          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Laura Hopper
12509 Loma Granda
San Antonio, Tx. 78223
None                              41             0.001%                 41          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Investmentfuture.com, Inc.
Att.: Chris Hagerman
6886 South Yosemite, Suite #231
Centennial, Co. 80112
None                              765            0.001%                765          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Thomas M. Jones
2121 East Coast Highway,
Suite# 210
Carona Del Mar, Ca. 92625
None                              232            0.001%                232          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Stephen Kurey
1124 Forest Rd.,
La Grange Park, Ill. 60525
None                              125            0.001%                125          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Steven Landauer
610 Whispering Hills Drive
Naperville,  Il. 60540
None                              30,272         0.145%             30,272          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
David Lesch
4674 Lake Forrest Drive
Atlanta, Ga. 30342
None                              43             0.001%                 43          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Joel Lipscher
14044 Panay Way, Suite# 235
Marina Del Rey, Ca. 90292
None                              39             0.001%                 39          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Melvin L. Whitmire
P.O. Box 2834
Anderson, SC. 29622
None                              20             0.001%                 20          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------

                                       10


Kenneth Miller
10421 Wyoming Court
Orland Park, Ill. 60467
None                              130            0.001%                130          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Henry Morgan
1833 Centre Point Drive,
Suite# 115
Naperville, Il. 60563
None                              2,549          0.010%              2,549          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
National Clearing Corp.
9665 Wilshire Blvd.,
Third Floor
Beverly Hills, Ca. 90212
None                              4,181           .020%              4,181          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Erik S. Nelson
950 Eulalia Road N.E.
Atlanta, Ga. 30319
None                              519,813        2.501%            519,813          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Jerimah O' Connor
5219 Ruby Street
Oak Lawn, IL. 60453
None                              102            0.001%                102          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Timothy O'Meara
1833 Centre Point Drive,
Suite# 115
Naperville, Il. 60563
None                              2,549          0.010%              2,549          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Leo Ortiz
12420 South Ashland
Calument, IL. 60643
None                              39             0.001%                 39          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Robert Poats &
Janet Elaine Green
517 North 8th Street
Kalamazoo, Mi. 49009
None                              58             0.001%                 58          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Vincent C. Raymond &
Fannie Marie Raymond
HC 15, Box 1155
Watson, Ok. 74963
None                              62             0.001%                 62          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Patricia Serdiuk
7424 Garden Lane
Justice, IL. 60458
None                              46             0.001%                 46          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Gary Silvers
4080 Wild Sonnet Trail
Norcross, Ga. 30092
None                              186            0.001%                186          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Wayne L. Simonson
8020 Deepwood Blvd.,
Apt. J-24
Mentor, Oh. 44060
None                              376            0.001%                376          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Sims Moss Kline & Davis, LLP
Three Ravina Drive,
Suite # 1700
Atlanta, Ga. 30346
None                              2,317          0.010%              2,317          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Roger Storrer
1024 Road F
Emporia, KS. 66801
None                              690            0.001%                 69          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------

                                       11


Robert Swan
140 Boat House Drive
Grover, Mo. 63040
None                              3              0.001%                  3          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Timothy J. Toth
1833 Centre Point Drive,
Suite# 115
Naperville, Il. 60563
None                              2,549          0.010%              2,549          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
Jerry Walton
1550 Walton Drive
Burlington, Wa. 98223
None                              60             0.001%                 60          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------
William Young
2114 Edwards Ave.
Wilmington, De. 19808
None                              51             0.001%                 51          0             0.00%
------------------------------   --------------------------   -----------------   -----------------------


The shares owned or to be owned by the selling shareholders are registered under rule 415 of the general rules and regulations of the Securities and Exchange Commission, concerning delayed and continuous offers and sales of securities. In regard to the offer and sale of such shares, we have made certain undertakings in Part II of the registration statement of which this prospectus is part, by which, in general, we have committed to keep this prospectus current during any period in which these persons make offers to sell or sell the covered securities pursuant to rule 415.


                              PLAN OF DISTRIBUTION

TMX HOLDING CORP.  DIVIDEND DISTRIBUTION

TMX Holding Corp. ("TMX") shall dividend and distribute 600,000 shares of our common shares which it owns to its shareholders as a dividend as of a record date of May 1st, 2005 upon effectiveness of this registration statement. The TMX shareholders will not be required to pay any type of consideration for their shares. The TMX shareholders shall receive their share certificates in the mail. It is expected that the shares will be mailed to such shareholders on or about ____________. Because of TMX's role in the dividend distribution, it will likely be deemed to be a "statutory underwriter" within the meaning of Section 2(11) of the Securities Act. TMX has advised us that it will comply with prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to their shareholders. TMX has acknowledged that it is familiar with the anti-manipulation rules of the SEC, including Regulation M. These rules may apply to sales by TMX in the market if a market develops The TMX shareholders shall be able to immediately sell these shares pursuant to the terms and conditions of the registration statement. TMX will not own any shares of our company after the distribution and has no plans for future sales or purchases.

With certain exceptions, Regulation M prohibits any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in an applicable distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of our common stock.

SALES BY IP PROMOTIONS AND TMX SELLING SECURITY HOLDERS

The IP Promotions Selling Security Holders and TMX Selling Security (collectively referred to as the "Selling Security Holders") shall be selling certain securities pursuant to this prospectus. Selling Security Holders shall be registering for resale 150,000, and 600,000 shares of common stock, par value $.001, respectively. These Selling Security Holders shall be selling their shares for $1.00 per share until such time the shares are traded on a market or exchange, at which time they will be sold at prevailing market prices.
Selling Security Holders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the Selling Shareholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the Selling Shareholders nor their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such Selling Shareholders are distributing shares covered by this prospectus. Accordingly, the selling shareholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The Selling Shareholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The Selling Shareholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the Selling Shareholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

TMX has agreed to pay all legal fees associated with registering the securities. We will pay all remaining expenses incident to the registration and offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We will receive no proceed in connection with the sales of securities in this prospectus.

                                LEGAL PROCEEDINGS

There are presently no pending or threatened legal proceedings pending against the Company.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and directors of the company are listed below. Directors are elected to hold office until the next annual meeting of shareholders and until their successors are elected or appointed and qualified. Officers are appointed by the board of directors until a successor is elected and qualified or until resignation, removal or death.

Officers and Directors
----------------------

-------------------- ---------- ---------------------------------------------
    Name                Age                      Position
-------------------- ---------- ---------------------------------------------
John Rocker              30     Director
Stephen Patrick          32     President, Secretary, Treasurer, Director
Matt Petterson           31     Chief Technology Officer,  Director


Stephen Patrick: Mr. Patrick currently services as the Chief Executive Officer President, Secretary, and Treasurer. Mr. Patrick is also a Director of the company. From December of 2002 until November of 2004, Mr. Patrick was a financial advisor with Wachovia Securities. From February of 1997 until December of 2002, Mr. Patrick was a financial advisor with Morgan Stanley. Mr. Patrick attended Tulane University from 1990 until 1993.

John Rocker: Mr. Rocker currently serves as a Director of the company. Mr. Rocker is currently a professional baseball player. He is currently on the roster of the Long Island Duckers, an independent league team in New York. Mr. Rocker did not play professional baseball in 2004 due to a shoulder injury. During the 2003 season, Mr. Rocker pitched for the Tampa Bay Devil Rays, in
2002 for the Texas Rangers, 2001 for the Cleveland Indians, and from 1993 until 2001 with the Atlanta Braves. Mr. Rocker attended high school in Macon, Georgia. Mr. Rocker has no post secondary education as he was drafted by the Atlanta Braves upon graduation from high school.

Matt Peterson: Mr. Peterson currently serves as a Director of the company. Mr. Peterson also serves as the Chief Technology Officer of the company. From October of 2002 until May of 2005 Mr. Peterson operated a web hosting and design business operated as a sole proprietorship the home page for the sole proprietorship is www.indiebandsites.com From October of 1999 until October of 2002, Mr. Peterson worked for Bell South serving as a product development manager.

Key Consultants
---------------

Ariana Hornsby: Ms. Hornsby currently has an independent referral agreement with the company. Her primary responsibility is the referral of clients for the Rock Reels promotional site. Prior to joining the company, Ms. Hornsby was a casting associate with MTV/Granada Productions from 2002 until the fall of 2004. From 1999 to 2002 Ms. Hornsby worked at the SAVY Showroom of the Atlanta Apparel Mart, and during the period from September of 1999 until February of 2001 she was the marketing and promotions manager of Workhorse Productions, Inc. Ms. Hornsby is a graduate of State University of West Georgia and was named the Marketing Student of the Year for 1999.


                             EXECUTIVE COMPENSATION

The following table sets forth certain summary information concerning the compensation paid or accrued since inception of IP Promotions, Inc. to our officers and directors.

Need to add Matt Peterson to table


                                        Annual Compensation                Long term compensation
                                    ---------------------------       -------------------------------
                                                                      Awards      Awards         Payouts
                                                                    ----------  ----------     -----------
                                                         Other      Restricted  Securities
Name and                                                 Annual       Stock       Options     LTIP    All other
Principal Position        Year   Salary($)  Bonus($)  Compensation    Awards       /SARs     payout  compensation
----------------------   ------  ---------  --------  ------------  ----------  ----------   ------  ------------
Stephen Patrick (1,4)     2004    none        N/A         N/A          N/A          N/A       N/A        N/A
Sales Agent               2005    $100,000    N/A         N/A        1,000,000      N/A       N/A        N/A
CEO/Director

John Rocker (2)           2004    none        N/A         N/A          N/A          N/A       N/A        N/A
None                      2005    none        N/A         N/A          N/A          N/A       N/A        N/A
Director

Matt Peterson (4)         2005    $40,000     N/A         N/A          N/A          N/A       N/A        N/A
Chief Technical
Officer, Director

(1)      Mr. Patrick was an independent sales representative in 2004.
(2) Mr. Rocker was not a Director of the company in 2004. Compensation for the Directors of the company has not yet been fixed.
(3) IP Promotions has not compensated any director for his or her services as a director since inception and has no immediate plans to do so in the immediate future.
(4) No salaries have been paid out, but are currently accruing. Accrued salaries bear no interest and are due on demand. The Board of IP Promotions will meet and decide on payment based on the Company's operation results. Specific factors in determining payment schedules include net income derived from operations, current and foreseeable expenses, and past demands made by executives for payment.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information about beneficial ownership of our common stock as of the date of this prospectus by each officer and director, by any person or group who is known by us to own more than 5% of our common stock, and by the officers and directors as a group.


Title of Class    Name and Address           Amount and Nature      Percent of
                  Of Beneficial Owner        of Beneficial Owner    Class
--------------    ------------------------   -------------------    ------------
Common Stock      John Rocker(1)                 19,000,000           91.6%
Common Stock      Stephen Patrick(2)              1,000,000            4.8%

Common Stock      Officer's and Directors
                  As a Group.                    20,000,000           96.4%

(1) Director,
(2) CEO, Director, need President, Treasurer/CFP, Secretary.


                            DESCRIPTION OF SECURITIES

General
-------

We currently have seventy-five million (75,000,000) shares authorized, and twenty million seven hundred fifty thousand (20,750,000) shares of common stock, $0.001 par value per share, outstanding. The company has not authorized the issuance of any preferred shares of stock.

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is IP Promotion's present intention to retain earnings, if any, for use in its business. The payments of dividends on the common stock are, therefore, unlikely in the foreseeable future

Dividends
---------

To date, we have not declared or paid any dividends on our common stock. The payment by us of dividends, if any, is within the discretion of the Board of Directors and will depend on our earnings, if any, our capital requirements and financial condition, as well as other relevant factors. The Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain earnings for use in our business operations.

Nevada Anti-Takeover Law Provisions
-----------------------------------

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the Articles of Incorporation or Bylaws of the corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation and Bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Transfer Agent
--------------

We have retained First American Stock Transfer, Inc. to serve as our transfer agent. The telephone number of First American Stock Transfer is (602)-485-1346, their facsimile number is (602)-788-0423. The website for First American Stock Transfer is: http://www.firstamericanstock.com Their mailing address is:

First American Stock Transfer, Inc.
706 East Bell Road
Suite # 202
Phoenix, Az. 85022


                                  OUR BUSINESS

Organization
------------

IP Promotions, Inc. ("IP Promotions", the "Company", "we", "us", "our"), a Nevada corporation, was formed on December of 2004. In March of 2005, we acquired all the assets and operations of IP Promotions, LLC, a Georgia limited liability company. (See Exhibit 10.1) The Georgia limited liability company
(LLC) was formed in July of 2003 and was primarily a development stage company focused on marketing its specialty web sites that provided streaming video presentations and researching applications for the use of streaming video technology. In March of 2005, the assets of the Georgia LLC were sold to IP Promotions, Inc. (a Nevada company) which is operating under separate management from the LLC.

Our Business
------------

IP Promotions (http://www.ippromotions.net) currently produces customizable promotional messages that are delivered via Email. We produce a customized message for a customer, or the customer can take an existing "video assets" such as a commercial and package it with a Power Point slide show presentation or other promotional features and deliver it in a customized viewing "skin". A "skin" is a custom designed cover similar to a picture frame which makes the presentation more visually attractive to end recipients. This allows the presentation to have a "SPLIT SCREEN" that allows for the simultaneous presentation of videos or a combination of video and a Power Point presentation. Additionally "hot spots" can be embedded within the viewing skin that contain hyperlinks that when activated direct the viewer to specific web pages. An example of this would be presentation that directs a viewer to a web page that allows the viewer to request additional information on a product.

The customer is able to include a hyperlink to the presentation in emails they send to their target market, clients, subscribers or other interested parties. The recipient simply clicks the hyperlink that starts the presentation. The company plans to receives a fee for the production of the presentation and for hosting it on the company's (IP Promotions) servers.

IP Promotions divides the uses of its products into two (2) basic categories, "APPLICATION SPECIFIC," and "SPECIALTY APPLICATIONS." Application Specific product uses are those in which a specific target market has been identified, and a custom web site has been designed to attract customers and market their promotional messages. All other products or services of the IP Promotions products are termed Specialty Applications. These are applications where the company creates a promotional presentation that is hosted and displayed on a web site other than a company operated site that has been custom built for these types of applications. An example of a "Specialty Application" is the presentation prepared for the Piedmont Room. http://presenter.multicastmedia.com/links/ippromotions/piedmontroom.htm


Current Services.
-----------------

The company has currently identified several "APPLICATION SPECIFIC" markets, with three (3) products developed and 3 fully functioning web sites already developed. The three identified target markets with developed web sites are called "Prep Promotions, Rock Reels, and Political Views."

IP Promotions is able to provide its clients a full set of services aiding them in the preparation of the video presentation, including the editing of existing video to create the final video presentation and encoding it for delivery over the internet. This also includes adding background music, power point presentations, and other requested features such as "hot spots" which are embedded hyperlinks that direct the viewer to specific portions of the clients web site. In the past, IP Promotions has subcontracted the majority of the technical aspects of these services. With the hiring of a Chief Technology Officer, we believe we will be able to handle many of these services internally.

PREP PROMOTIONS

Prep promotions targets high school athletes to assist them in their efforts to earn athletic scholarships. The website is maintained at www.preppromotions.com. Prep Promotions is a video email service delivering students video highlights and personal statistics, honors and awards to college coaches, scouts, and admissions officers for scholarship consideration across the country. Currently Prep Promotions is pricing its services between $500 to $1,000 depending upon the packages selected by the client. IP Promotions is able to edit a student athlete's highlight tapes to produce a final video presentation, encode the highlights of their transcripts to produce the final presentation. To date, the sales of Prep Promotions packages have been insignificant.

POLITICAL VIEWS

Political Views targets politicians to communicate messages to their constituency. The website is maintained at www.political-views.org. Political Views is an on-line video email campaign promotion and fundraising program that provides candidates the ability to send targeted video messages via email to contributors, special interest groups, and for mass distribution to voters for a fraction of the cost of direct mail campaigns and television commercials. Currently the company is pricing its Political Views presentation packages based upon the level of services provided, hosting method, and other factors. Typical pricing is between $1,500 and $5,000 per presentation. An introductory video explaining Political Views was prepared by the management of the Georgia LLC and can be viewed at the following link: www.threesquared.com/politicalviews The presentations prepared by IP Promotions for Ben Steusand, running for the 10th Congressional District of Texas, can be viewed from the hyperlinks below.

                   www.ip-promotions.com/politicalviews/ben/ben3
                   www.ip-promotions.com/politicalviews/ben/ben2
                   www.ip-promotions.com/politicalviews/ben

ROCK REELS

Rock Reels, http://www.rockreels.com, produces streaming videos for artists, record labels, recording studios and music venues. The videos we create for our various artists are used by their agents to book gigs all over the country, by record labels to promote the release of new singles, artists and albums, used by recording studios to showcase their facilities, and by musical venues to promote ticket sales and attendance. This application specific product is still in its development stage and to date, no promotional packages have been sold.

SPECIALTY APPLICATIONS

Specialty Applications is the definition used to describe the process where we create a promotional presentation that is hosted and displayed on a web site other than a web site that has been custom built for those types of applications. Due to the nature of these applications, there is a great deal of flexibility in the services provided and how the resulting contracts are structured. The company generally charges several thousand dollars for the production of the presentation of the site, as well as a fee charged each time the presentation is viewed by the public. Currently, the company is charging its clients $0.16 each time a presentation is viewed by the public. We can also provide clients a wide range of services including video editing, encoding, overall production, and final presentation of the site or message. This allows potential clients with varying degrees or levels of presentations to create a promotional package for their own specific uses or marketing plans.

Past and Current Clients
------------------------

During the past election cycle, IP Promotions produced the following presentations for its Political Views division.

Ben Streusand (Political Views)
www.ip-promotions.com/politicalviews/ben/ben3
www.ip-promotions.com/politicalviews/ben/ben2
www.ip-promotions.com/politicalviews/ben

Calder Clay
www.ip-promotions.com/politicalviews/clay

IP Promotions has produced the following presentations for Prep Promotions:

LARRY KELLY http://easylink.playstream.com/ippromotions/prep/300_sptb99cb1a.wvx
TOM HOUSE  http://www.preppromotions.com/house_demo/
Sample:  www.ip-promotions.com/prep


IP Promotions has produced the following specialty application promotional pieces for past clients of the company.

Atlanta Falcons
www.threesquared.com/ippro/atlantafalcons

dvdMonster
www.threesquared.com/ippro/dvdmonster

Norman Hill Foundation
www.ip-promotions.com/politicalviews/norman/


IP Promotions produced the following presentation for the US Marine Corp. This was produced as a sales presentation to the Marines, however it did not result in an actual contract with the Marines.

www.threesquared.com/ippro/marines/test.htm


IP Promotions has produced the following specialty application presentations for its current clients:

Piedmont Room
http://presenter.multicastmedia.com/links/ippromotions/piedmontroom.htm

IP Promotions produced the following presentation for the West End Church of Christ.
http://www.ip-promotions.biz/westendchurch
------------------------------------------


Proposed Future Products and Applications
-----------------------------------------

The next two application specific markets we wish to develop have been tentatively named, "Streaming You" and eVangelism. "Streaming You" will target domestic Universities and their considerable marketing efforts to recruit new students, solicit donations and grants. "eVangelism" will target faith-based organizations and their congregations offering communication services.

Sales and Marketing
-------------------

While each business segment will be operated slightly differently; the management of the company believes that each of its targeted markets is large enough to create similarities in marketing approaches. The marketing programs will basically consist of 4 separate approaches; mailings, print media, industry conferences, and telemarketing.

Each product group will have a sales director whose responsibility is primarily for that specific product. The product sales director will be responsible for the organization and management of that products sales department. Client leads that are generated by the marketing department will be distributed to the sales personnel within the specific product group.

The sales personnel of the various product groups will be responsible for producing weekly sales reports that are to be reviewed by the director of product sales and the National Sales Director on a weekly basis.

IP Promotions plans to develop databases each of the target markets for its various business segments. For example, databases have been created of college coaches and athletic departments, as well as for high school coaches and athletic departments. These databases will then be emailed as well a receive postcards touting the various services through the mail. The purposes of these mailings will be to either generate sales inquiries directly to the staff of the company, or to cause prospective clients to visit our web sites.

IP Promotions plans on advertising in various print media. This will include various trade publications and general public publications. These publications will be used to generate sales inquiries directly to the staff of the company, or to cause prospective clients to visit our web sites.

IP Promotions is planning on sending representatives from its sales and marketing departments to industry trade conferences. There company representatives will have the opportunity to interact directly with the decision makers who will be evaluating the company's services.

IP Promotions is planning on developing a telemarketing staff that will contact potential clients for the purposes of determining the level of interest in the company's products and to schedule direct meetings with the company's sales representatives.

PREP PROMOTIONS - MARKETING

It is our plan to mail brochures and postcards touting the benefits of Prep Promotions for student athletes to the high school athletic departments in our database. Additionally we will mail postcards and brochures touting the benefits of Prep Promotions for college scouts and coaches to our database. This is designed to attract attention to our web site, generate sales inquiries, and to build familiarity among college athletic departments which will further encourage the use of Prep Promotions.

We plan on sending representatives to the various trade associations, conferences and other events where there is a high concentration of student athletes, coaches, and high school athletic directors.

We plan on advertising in the various trade journal read by professionals associated with high school athletics.

We plan on having our telemarketing staff contact high schools located in the regions where we have sales representatives of Prep Promotions and schedule appointments where they can meet directly with High School coaches, athletic directors, and student athletes seeking college scholarships.

The initial marketing of Prep Promotion will be on a national level. The customer leads that are generated by the marketing department for Prep Promotions will be distributed to the Prep Promotions sales personnel. The initial focus of the Prep Promotions sales personnel will be to finalize the sales through the use of the telephone as the primary means of communicating with the potential client. The "in person" visits by Prep Promotions sales personnel will focus initially in the areas of high population density around the corporate headquarters of IP Promotions, Inc. (currently Atlanta, Georgia) until different regional offices can be established.

The sales personnel from Prep Promotions will focus on the following meetings with individuals and groups:

         o Meeting personally with guidance counselors, students and parents
         o Meeting personally and establishing relationships with coaches
         o Meeting personally with organizations such as PTAs and Booster Clubs

POLITICAL VIEWS - MARKETING

IP Promotions will continue to build and expand its database of potential clients for Political Views. This database will mailed brochures and postcards touting the benefits of Political Views. The company will advertise in trade journals and other magazines that have a high demographic of politically active individuals.

IP Promotions representatives plan to join various trade groups such as the American Associations of Political Consultants (http://www.theaapc.org) and groups dedicated to the political process. IP Promotions also plans to maintain active contact with the various political parties on both the national and local level. It is IP Promotions goal that through these organizations, the company's sales representatives will gain access to the candidates and political consultants who are responsible for determining the allocation of campaign funds.

The telemarketing department of IP Promotions will contact these groups, and individual candidates directly to schedule meetings and to familiarize potential clients with the Political Views product.

IP Promotions intends to implement a sales strategy that organizes its sales force around the various product groups, applications specific and custom applications. The leads that are generated as a result of the marketing programs will be directed to the sales personnel within the appropriate product groups. A National Sales Director will oversee the entire sales force.

ROCK REELS - MARKETING

The Rock Reels application specific product was recently developed and launched. As a result our marketing efforts for this product are currently in their development stage.

SPECIALTY APPLICATIONS - MARKETING

The marketing of specialty applications products will be conducted through a variety of print and trade journals, mass mailings, and dedicated sales persons. To date, our marketing program has not been finalized or commenced and the marketing is currently being conducted by our Chief Executive Officer.

Key Company Developments
------------------------

The company views the technological aspects of its products to be fully developed and completed. At this point in time the management of the company does not view IP Promotions, Inc. as a company developing new high tech products. Rather the management of the company views IP Promotions, Inc. as a marketing and promotional company that uses existing technology to deliver its services.

The management of the company views the securing of additional funding for expansion purposes as its most significant upcoming milestone. This will allow the company to achieve the following subsequent milestones towards its development and future growth:

         o The expansion of the company's sales and marketing departments.
         o The establishment of the in house department for video editing and encoding.
         o The reaching of what the company believes is critical mass for the acceptance of Prep Promotions by the general public.
         o Web Hosting and Design in house for clients of the firm.

Technology
----------

The company has recently hired a full time technology employee. This person has several years experience in video encoding and will be handling a great deal of the customer order fulfillment in house. In the past these services have been completely outsourced. We plan to reduce our reliance and dependence on outside services for video editing , encoding, and web hosting and design. Encoding is the process of transferring a stored video asset from a tape, DVD, or CD to an electronic file that is stored on the web servers.

It is the company's desire to bring 100% video editing and encoding in-house as soon as possible. This is anticipated to occur when we are able to generate sufficient volume to justify the extra overhead resulting in hiring the qualified personnel, and when funds are sufficiently available to cover the added expenses. It is currently estimated that the company will need to hire one
(1) additional full time employee to handle the video editing and encoding. The equipment required for the video editing and encoding is currently estimated to cost twenty-thousand dollars ($20,000). However, once we are able to obtain the equipment necessary to complete the video editing and encoding in-house, this will result in cost reduction of almost 50% from the current cost of outsourcing.

Currently client presentation packages are hosted via third party facilities that are capable of providing the level of bandwidth required for high volume viewing of video presentations. As our business increases, we plan to establish our own high volume hosting facilities to allow us to host client presentations on our servers. To date, no determination as to the level of business that will justify this transition has been determined, and there is no estimate of the cost associated with establishing our own high bandwidth facilities.

Customer Service and Operations
-------------------------------

The customer service operations of the company are currently and foreseeable future are being handled by our principal officers. As funds become available the company plans to hire a full time customer service and sales representative whose primary function will be to assist existing and new customers as well as provide periodic support to the sales staff.

Vendor Relationships
--------------------

The company does not have any current written agreements with any of its vendors. It currently has verbal agreements with the following vendors. The agreements with the various vendors are on the standard terms or programs offered by those vendors to their clients.

MULITCAST MEDIA NETWORKS

Multicast provides the company with Template design, video editing and encoding services as well as serving as a hosting company for our streaming video content. This company served as a vendor in the company's production of promotional content for the Piedmont Room at Park Tavern. This promotional piece can be viewed at the following link:
http://presenter.multicastmedia.com/links/ippromotions/piedmontroom.htm

PLAYSTREAM,  LLC.

PlayStream provides the company with video hosting and traffic management reporting. This company has provided these services for a number of the company's promotion presentations including promotional presentations for the Atlanta Falcon, US Marines, the Norman Hill Foundation Videos, and DVD Monster.

THREE SQUARED

Three Squared has provided the company with template design, as well as video editing and encoding services. This company has provided these services for a number of the company's promotion presentations including promotional presentations for the Atlanta Falcon, US Marines, the Norman Hill Foundation Videos, and DVD Monster.

COOLBLUE INTERACTIVE

CoolBlue Interactive provides the company with web design and hosting services. CoolBlue designed and hosts the Prep Promotions web site, http://www.prepromotions.com CoolBlue was recognized for their excellence in interactive media production with a Bronze Award for the Sales/Ecommerce Web Site for Prep Promotions by Horizon Interactive in 2004. A copy of the award can be viewed at: http://www.coolbluei.com/pdfs/pr_prep_promo.pdf Additional information on Horizon Interactive can be found at: http://horizoninteractiveawards.com

Competition
-----------

The market for streaming video delivery is highly competitive. We have a minor position within this industry and believe that the vast majority of our competitors are better capitalized and posses greater resources. We believe the industry contains a few very large competitors that are very horizontally and vertically integrated and seek to provide their customers with the widest selection of products and services available, There are a handful of publicly traded companies that are providing streaming video services to their clients, while the vast majority of our competitors are smaller privately held firms.

We consider Real Networks, Inc. (NASDAQ NMS: RNWK) to be among the largest company within our industry. RealNetworks, Inc. (www.realnetworks.com) is a creator of digital media services and software. Consumers use the Company's services and software to find, play, purchase and manage free digital content, including music, video and games. Broadcasters, network operators, media companies and enterprises use its products and services to create and deliver digital media to personal computers (PCs), mobile phones and consumer electronics devices.

We have identified a smaller publicly traded company Destiny Media Technologies, Inc. (OTC BB: DSNY) (http://dsny.com) that we feel operates within our industry. Destiny Media Technologies (Destiny) is a holding company that operates through its fully owned subsidiary, Destiny Software Productions, Inc. The Company develops software tools that enable digital content owners to stream audio and video content in web pages and emails on a variety of operating systems and on compliant hardware devices; securely sell digital content online so that it is protected from piracy, and securely move digital content from one computer to another through the Internet. The Company has four commercially mature and ready to market technologies to facilitate the distribution of digital content:
Clipstream, MPE, RadioDensity Broadcaster and the Density Media Player.

We have identified several privately held companies that we feel are competitors of ours. We believe Eye Wonder, Inc. (http://www.eyewonder.com) is an example of a privately held company operating within our industry.

The companies listed above represent a very small sample of the competition within our industry. While many of the companies competing within our industry are not targeting our selected market segments; the vast majority of them are better capitalized, have greater resources, and have existed for a significantly greater amount of time. Any one of these companies is capable of entering our targeted market segments and in doing so hurting our ability to operate, expand, and grow our business.

In order to compete with these companies we will need to offer our clients high quality customer service, innovative products, and manage our business efficiently and effective with a high emphasis on the most efficient use of our limited capital and strict cost control. However this will still not guarantee that other companies will not try to enter our targeted market segments.

Government Regulation
---------------------

The company is not currently subject to any known government regulations. Since the company does not send email directly its clients databases, it is not subject to the Can-Spam Act of 2003.

The company is aware that unsolicited emails, SPAM, is considered to be a nuisance and a problem by the general public and the vast majority of internet related businesses. A change in the current laws surrounding the delivery of large quantities of email could have an adverse effect on the development of our business.

Intellectual Property Rights
----------------------------

We have not trademarked or patented any of its products or services. We protect our intellectual property rights through a combination of trade secrets laws and through the domain name dispute resolution system. We cannot provide assurance that the steps we have taken to protect our intellectual property rights, however, will deter adequately infringement or misappropriation of those rights. Particularly given the international nature of the Internet, the rate of growth of the Internet and the ease of registering new domain names, we may not be able to detect unauthorized use of our intellectual property or take enforcement action.

Description of Property
-----------------------

Our executive offices are located at 1223 Manor Oaks Ct., Atlanta, Ga. 30338. This is the residence of our majority shareholder and director and is currently being provided for free of charge. Further, we have been provided 500 square feet of office and storage space from TMX Consulting Corp, 950 Eulalia Road N.E., Atlanta, Ga. 30319. This includes approximately 225 square feet of office and storage facilities. This area is being provided for free of charge.

Employees
---------

The company has one (1) full time employee, and two (2) part time employees. We believe additional personnel are needed within the next 12 months to expand the company's operations. We believe we will need to hire 1-2 full time marketing professionals, 3-4 full time sales persons, 1 customer service representative, 1-2 technical persons, 1 additional officer, and 1 administrative support person.

                        MANAGEMENT DISCUSSION & ANALYSIS
                                       OR
                                PLAN OF OPERATION

--------------------------------------------------------------------------------
This prospectus contains forward-looking statements. Actual results and events could differ materially from those projected, anticipated, or implicit, in the forward-looking statements as a result of the risk factors set forth below and elsewhere in this report. With the exception of historical matters, the matters discussed herein are forward looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, the date of introduction or completion of our products, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements.
--------------------------------------------------------------------------------


OVERVIEW

IP Promotions, Inc. ("IP Promotions", the "Company", "we", "us", "our"), a Nevada corporation, was formed on December of 2004. In March of 2005, we acquired all the assets and operations of IP Promotions, LLC, a Georgia limited liability company. (See Exhibit 10.1) The Georgia limited liability company
(LLC) was formed in July of 2003 and was primarily a development stage company focused on marketing its specialty web sites that provided streaming video presentations and researching applications for the use of streaming video technology. In March of 2005, the assets of the Georgia LLC were sold to IP Promotions, Inc. (a Nevada company) which is operating under separate management from the LLC.

PLAN OF OPERATIONS

Since the company's inception in July of 2003, the previous management of the company focused its efforts on product development, and market research.

During the company's brief history, we have primarily funded our activities through debt and equity financing of approximately $326,679 through March of 2005. This includes an equity investment of $50,000 and a debt in the form of a note for $276,679 from our majority shareholder. This debt carries an interest rate of 10% per annum. The interest is accrued and payable at the end of each month. We are currently not paying the monthly interest payments on this debt, and do not anticipate being able to do so until additional funding is received or we generate significant revenue growth. This note can be converted to common stock at the rate of 1 share of common stock for each $1.00 of debt owed and due. The full balance of the unpaid interest and principal is due and payable on April 2nd, 2007.

For the next twelve months we will continue to develop our corporate infrastructure with an emphasis on our sales & marketing departments. Upon completing the staffing of our sales departments we plan to focus on increasing the sales levels of our application specific product lines. We will continue with the expansion of our custom application sales, and the development of new application specific products. We anticipate we will need to hire additional personnel to complete our corporate infrastructure expansion. We believe the additional personnel needed within the next 12 months will include 1 to 2 technology professionals, 1 to 2 marketing personnel, 4 to 5 sales persons, and 1 to 2 administrative support persons. Additionally we recognize the need to expand our corporate management team to include a Chief Financial Officer, and a Corporate Secretary.

LIMITED OPERATING HISTORY;  NEED FOR ADDITIONAL CAPITAL.

For the next twelve months, we will require significant addition capital to support our continued corporate development, hiring new personnel, marketing and overall increase operational cost. We believe we will need approximately $1,000,000 within the next twelve months to be able to carry out our plan of operation. The company anticipates budgeting $500,000 for the salaries of the hiring of the 7-11 additional people listed above, approximately $100,000 for marketing and sales, $100,000 for office space and associated expenses, approximately $50,000 for new computer equipment, with $250,000 remaining for a combination of miscellaneous expenses and cash reserves. We will seek to raise this needed capital either through debt and/or equity financing or a combination thereof. The completion of our business plan for the next twelve months is contingent upon us obtaining additional financing. However, there is no guarantee that we will be able to raise such needed financing. If we do not raise the sufficient funds necessary to support our plan of operation, we may be forced to severely curtail, or even completely cease our operations. Currently the company has not identified any additional sources of capital that could supply it with the needed capital.

OFF-BALANCE SHEET ARRANGEMENTS

The company has no arrangements that would be considered off-balance sheet agreements.


SUMMARY OF CRITICAL ACCOUNTING POLICIES

Year end - The Company's year end is December 31.

Use of estimates - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Management feels the Company will have a net operating loss carryover to be used for future years. Such losses may not be fully deductible due to the significant amounts of non-cash service costs. The Company has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

Net loss per common share - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive.

Comprehensive income (loss) - The Company's bank account is located in Atlanta, Georgia, with funds in US dollars.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date. Any exchange gains and losses are included in other items on the statement of operations.

Revenue recognition - The Company has had limited and inconsistent revenues to date from its operations. Once the consistent revenue is generated, the company will recognize revenues as the orders are finalized and shipped, in accordance with the terms of our agreements.

Inventory valuation - The company does not maintain any physical inventories.

Advertising costs - The Company recognizes advertising expenses in accordance with Statement of Position 93-7 "Reporting on Advertising Costs." Accordingly, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the costs of communicating advertisements in the period in which the advertising space or airtime is used. The Company has recorded no significant advertising costs for the period from July 3, 2004 through March 31, 2005.

Legal Procedures - The Company is not aware of, nor is it involved in any pending legal proceedings.

Stock-based compensation - The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

There were no stock options granted for the period ended March 31, 2005. There are additionally no written or verbal agreements related to the sale of any stock, option or warrants of the Company's common stock.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. The Company is currently evaluating SFAS No. 148 to determine if it will adopt SFAS No. 123 to account for employee stock options using the fair value method and, if so, when to begin transition to that method.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

Lack of Prior Public Market and Possible Volatility of Stock Price
--------------------------------------------------------------------------------

Prior to this Offering, there has been no public market for the Common Stock and there can be no assurance that a significant public market for the Common Stock will develop or be sustained after the Offering. IP Promotions will seek a Market Maker to apply to have IP Promotion's Common Stock included for quotation in the over- the-counter market on the OTC Bulletin Board or quotation. There can be no assurance that the Market Maker's activities will be continued, or that an active trading market for IP Common Stock will be developed or maintained. The future market price of the Common Stock may be highly volatile. There have been periods of extreme fluctuation in the stock market that, in many cases, were unrelated to the operating performance of, or announcements concerning the issuers of the affected securities. Securities of issuers having relatively limited capitalization, limited market makers or securities recently issued in a public offering are particularly susceptible to fluctuations based on short-term trading strategies of certain investors. Although the initial public offering price of the Common Stock reflects IP Promotion's assessment of current market conditions, there can be no assurance that such price will be maintained following the Offering.


Current Holders of Common Stock
-------------------------------

At the present time, there are 3 shareholders of IP common stock. Upon completion of the distribution of common stock to TMX shareholders, there will be 41 holders of IP common stock. At this time, there are no outstanding options or warrants to purchase common shares of 3PEA.

Designated Security/Penny Stock
-------------------------------

Following completion of this Offering, and upon successful listing of the Common Stock on the OTC Bulletin Board, if the bid price of IP 's Common Stock is below $5.00 per share, IP's Common Stock would be subject to special sales practice requirements applicable to "designated securities" and "penny stock." No assurance can be given that the bid price for IP's Common Stock will be above $5.00 per share following the Offering. If such $5.00 minimum bid price is not maintained and another exemption is not available, IP's Common Stock would be subject to additional sales practice requirements imposed on broker-dealers who sell the Common Stock to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. These rules may be anticipated to affect the ability of broker-dealers to sell IP's Common Stock, which may in turn be anticipated to have an adverse impact on the market price for the Common Stock and the ability of purchasers to sell their shares in the secondary market.

In the likely event that our shares are deemed to be "penny stocks", our shares will be covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder, which impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors. Rule 15g-2 declares unlawful any broker-dealer transactions in pennystocks unless the broker-dealer has first provided to the customer a standardized disclosure document. Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer the current quotation prices or similar market information concerning the penny stock in question. Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction. Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person's compensation.

Shares Eligible for Future Sale
-------------------------------

Upon effectiveness of this registration statement and the subsequent distribution to the TMX shareholders, there will be 44 holders of our common stock. 750,000 shares of common stock being registered for resale in this offering will be freely tradable without restrictions under the Securities Act of 1933.

IP Promotions has previously issued shares of Common Stock that constitute "restricted securities" as that term is defined in Rule 144 adopted under the Securities Act. Subject to certain restrictions, such securities may generally be sold in limited amounts after one year following their acquisition. . There are not any shares of IP Promotions common stock that has been held for a period in excess of 2 years and are now eligible for resale under Rule 144. The company currently has a debt with its majority shareholder in the amount of $276,679 plus interest that allows for its conversion to common stock at the ratio of one
(1) share per $1.00 of debt. This debt agreement is dated April 2, 2005 and beginning on April 2, 2006 the debt at the holder's option could be converted to shares which would be eligible for resale under Rule 144.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Securities Act, and will be governed by the final adjudication of such issue.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

The legality of the securities offered hereby has been passed upon by The Law Offices of Adam U. Shaikh, Chtd., Las Vegas, Nevada. Mr. Shaikh has received 150,000 shares for the completion of this offering and said shares are being registered for resale in this prospectus. Certain of the financial statements of IP Promotions included in these prospectuses and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by De Joya and Company, independent certified public accountants, whose reports thereon appear elsewhere herein and in the registration statement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Asset Purchase Agreement
------------------------

On March 10, 2005, IP Promotions, Inc. "the Company" (a Nevada company) entered into an Asset Purchase Agreement with IP Promotions, LLC. (a Georgia LLC.) "the Georgia LLC." in which it acquired all the assets and intellectual property rights of the Georgia LLC in return for the assumption of the principal debt the Georgia LLC and certain trade payables. John Rocker was the majority interest holder, with 84.7% of the Georgia LLC., Mr. Rocker was not a member of the management the Georgia, LLC. Mr. Rocker is the majority shareholder (91.5%) of the Company, and a member of the Board of Directors of the Company. Mr. Rocker is not active in the daily management or operations of the Company.

John Rocker Loans
-----------------

We currently have an outstanding debt of $276,679.45 with our majority shareholder and director, John Rocker. Interest on this debt accrues at the rate of 10% per annum and is due and payable upon the 1st day of each month. The balance of the debt plus any accrued and unpaid interest is due April 1st, 2007. The holder of the debt has the right to convert the unpaid portion of principal and interest to common stock of the company at the ratio of 1 share of common stock per $1.00 of debt. See Exhibit 10.2

                              FINANICAL STATEMENTS

Table of Contents
MARCH 31, 2005 FINANCIALS STATEMENTS (UNAUDITED)

BALANCE SHEETS
STATEMENT OF OPERATIONS
STATEMENT OF STOCKHOLDERS EQUITY
STATEMENT OF CASHFLOWS
NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004 FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
BALANCE SHEETS
STATEMENT OF OPERATIONS
STATEMENT OF STOCKHOLDERS EQUITY
STATEMENT OF CASHFLOWS
NOTES TO FINANCIAL STATEMENTS

                               IP PROMOTIONS, LLC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                   (UNAUDITED)


                                     ASSETS
                                                                 March 31, 2005
Current assets
      Cash                                                         $      1,145
                                      ------------------------------------------
          Total current assets                                            1,145

Fixed assets, net                                                        44,966
                                      ------------------------------------------

Total assets                                                       $     46,111
                                      ==========================================

                        LIABILITIES AND MEMBERS' DEFICIT

Current liabilities
      Accounts payable                                             $      7,780
      Accrued liabilities                                                35,044
      Commision payable-related
        party                                                            25,000
                                      ------------------------------------------
          Total current liabilities                                      67,824

Long-term liabilities
      Note payable-related party                                        254,000
                                      ------------------------------------------

Total liabilities                                                       321,824

Members' deficit                                                       (275,713)
                                      ------------------------------------------

Total liabilities and members'
  deficit                                                          $     46,111
                                      ==========================================


           See Accompanying Notes to Consolidated Financial Statements

                                               IP PROMOTIONS, LLC.
                                          (A DEVELOPMENT STAGE COMPANY)
                                             STATEMENT OF OPERATIONS
                                                   (UNAUDITED)


                                                                                             From July 3, 2003
                                                                                            (Date of Inception)
                                     For the three months       For the three months
                                            ended                      ended                      through
                                        March 31, 2005             March 31, 2004             March 31, 2005
                                     ---------------------      ---------------------      ---------------------
Revenues                             $               4,100      $               4,716      $              38,056

Cost of revenues                                       900                      4,683                     65,797
                                     ---------------------      ---------------------      ---------------------

     Gross profit (loss)                             3,200                         33                    (27,741)

Operating expenses

     Depreciation                                    5,954                      5,954                     30,183
     Selling general and
       administrative                                9,258                     25,901                    269,377
                                     ---------------------      ---------------------      ---------------------
        Total operating expenses                    15,212                     31,855                    299,560
                                     ---------------------      ---------------------      ---------------------

     Loss from operations                          (12,012)                   (31,822)                  (327,301)

Other income                                            --                         --                      1,488
                                     ---------------------      ---------------------      ---------------------

                                     $             (12,012)     $             (31,822)     $            (325,813)
Net loss
                                     =====================      =====================      =====================


                           See Accompanying Notes to Consolidated Financial Statements


                                                       30

                               IP PROMOTIONS, LLC.
                          (A DEVELOPMENT STAGE COMPANY)
                           STATEMENT OF MEMBERS EQUITY
                                   (UNAUDITED)


                                                                    Total
                                                                 Members'
                                                                  Deficit
                                                           ---------------
                Balance, July 3, 2003 (Date of Inception)  $           --

                                   Members' contributions          50,100

                                                 Net loss       (173,023)
                                                           ---------------

                               Balance, December 31, 2003       (122,923)

                                                 Net loss       (140,778)
                                                           ---------------

                               Balance, December 31, 2004  $    (263,701)

                                                 Net loss        (12,012)
                                                           ---------------

                                  Balance, March 31, 2005  $    (275,713)
                                                           ===============


           See Accompanying Notes to Consolidated Financial Statements

                                                        IP PROMOTIONS, LLC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                      STATEMENT OF CASHFLOWS
                                                            (UNAUDITED)


                                                                                                              From July 3, 2003
                                                                                                             (Date of Inception)
                                                            For the three            For the three
                                                            months ended              months ended                 through
                                                           March 31, 2005            March 31, 2004            March 31, 2005
                                                       ---------------------      ---------------------      ---------------------
Cash flows from operating activities:

     Net loss                                          $             (12,012)     $             (31,822)     $            (325,813)
     Adjustments to reconcile net loss to net cash
      used by operating activities:

        Depreciation and amortization                                  5,954                      5,954                     30,183
     Changes in operating assets and liabilities:
        Change in accounts payable & accrued
          liabilities                                                  4,563                     (1,496)                    45,369

        Change in commission payable                                      --                         --                     25,000
                                                       ---------------------      ---------------------      ---------------------
           Net cash used by operating activities
                                                                      (1,495)                   (27,364)                  (225,261)

Cash flows from investing activities:

     Purchase of fixed assets                                             --                     (7,875)                   (77,694)
                                                       ---------------------      ---------------------      ---------------------
           Net cash used by investing activities
                                                                          --                     (7,875)                   (77,694)

Cash flows from financing activities:

     Proceeds from notes payable                                          --                     32,878                    254,000

     Proceeds from paid in capital                                        --                         --                     50,100
                                                       ---------------------      ---------------------      ---------------------
           Net cash provided by financing
             activities                                                   --                     32,878                    304,100
                                                       ---------------------      ---------------------      ---------------------

Net change in cash                                                    (1,495)                    (2,361)                     1,145

Cash, beginning of period                                              2,640                      2,562                         --
                                                       ---------------------      ---------------------      ---------------------

Cash, end of period                                    $               1,145      $                 201      $               1,145
                                                       =====================      =====================      =====================


                                    See Accompanying Notes to Consolidated Financial Statements


                                                                32

                               IP PROMOTIONS, LLC
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.       BASIS OF PRESENTATION
         ---------------------

         The accompanying unaudited financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

         The interim financial statements present the condensed balance sheet, statements of operations, member' deficit and cash flows of IP Promotions, LLC. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

         The interim financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position as of March 31, 2005 and the results of operations presented herein have been included in the financial statements. Interim results are not necessarily indicative of results of operations for the full year.

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.       SIGNIFICANT ACCOUNTING POLICIES
         -------------------------------

         Use of estimates - The preparation of unaudited financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3.       GOING CONCERN
         -------------

         The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of approximately $325,813 since its inception and requires capital for its contemplated operational and marketing activities to take place. The company's ability to raise additional capital through the future issuances of the common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

                                DE JOYA & COMPANY
                   CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS
                       8275 SO. EASTERN AVENUE, SUITE 250
                             LAS VEGAS, NEVADA 89123
               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders IP PROMOTIONS, INC.
(A Development Stage Company)
Atlanta,  Ga.

We have audited the accompanying balance sheet of IP Promotions, LLC. (A Development Stage Company) as of December 31, 2004 and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2004 and 2003 and for the period from July 3, 2003 (Date of Inception) through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IP Promotions, LLC. (A Development Stage Company) as of December 31, 2004 and 2003, and the results of its operations and cash flows for the years ended December 31, 2004 and 2003 and for the period from July 3, 2003 (Date of Inception) through December 31, 2004 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya & Company
---------------------
De Joya & Company
May 12, 2005
Las Vegas, Nevada

                               IP PROMOTIONS, LLC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                   (UNAUDITED)


                                     ASSETS
                                                               December 31, 2004
Current assets
     Cash                                                          $      2,640
                                ------------------------------------------------
         Total current assets                                             2,640

Fixed assets, net                                                        50,920
                                ------------------------------------------------

Total assets                                                       $     53,560
                                ================================================

                        LIABILITIES AND MEMBERS' DEFICIT

Current liabilities
     Accounts payable                                              $      7,780
     Accrued liabilities                                                 30,481
     Commission payable-related party                                    25,000
                                ------------------------------------------------
         Total current                                                   63,261
         liabilities

Long-term liabilities
     Note payable-related
     party                                                              254,000
                                ------------------------------------------------

Total liabilities                                                       317,261

Members' deficit                                                       (263,701)
                                ------------------------------------------------

Total liabilities and
members' deficit                                                   $     53,560
                                ================================================


                 See Accompanying Notes to Financial Statements

                                                   IP PROMOTIONS, LLC.
                                              (A DEVELOPMENT STAGE COMPANY)
                                                 STATEMENT OF OPERATIONS


                                                                         From July 3, 2003          From July 3, 2003
                                                                        (Date of Inception)        (Date of Inception)
                                             For the year ended               through                    through
                                             December 31, 2004          December 31, 2003           December 31, 2004
                                            ---------------------      ---------------------      ---------------------
Revenues                                    $              33,956      $                  --      $              33,956

Cost of revenues                                           47,874                     17,023                     64,897
                                            ---------------------      ---------------------      ---------------------

     Gross loss                                           (13,918)                   (17,023)                   (30,941)

Operating expenses

     Depreciation                                          24,023                         --                     24,023

     Selling general and administrative                   103,137                    157,188                    260,325
                                            ---------------------      ---------------------      ---------------------
        Total operating expenses
                                                          127,160                    157,188                    284,348
                                            ---------------------      ---------------------      ---------------------

     Loss from operations                                (141,078)                  (174,211)                  (315,289)

Other income                                                  300                      1,188                      1,488
                                            ---------------------      ---------------------      ---------------------

Net loss                                    $            (140,778)     $            (173,023)     $            (313,801)
                                            =====================      =====================      =====================


                                     See Accompanying Notes to Financial Statements


                                                           37

                               IP PROMOTIONS, LLC.
                          (A DEVELOPMENT STAGE COMPANY)
                           STATEMENT OF MEMBERS EQUITY


                                                              Total
                                                              Members'
                                                              Deficit
                                                             ---------
         Balance, July 3, 2003 (Date of Inception)           $      --

          Members' contributions                                50,100

         Net loss                                             (173,023)
                                                             ---------

         Balance, December 31, 2003                           (122,923)

         Net loss                                             (140,778)
                                                             ---------

         Balance, December 31, 2004                          $(263,701)
                                                             =========


                 See Accompanying Notes to Financial Statements

                                                        IP PROMOTIONS, LLC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                       STATEMENT OF CASHFLOWS


                                                                                   From July 3, 2003         From July 3, 2003
                                                                                  (Date of Inception)       (Date of Inception)
                                                        For the year ended             through                    through
                                                        December 31, 2004          December 31, 2003          December 31, 2004
                                                      ---------------------      ---------------------      ---------------------
Cash flows from operating activities:

     Net loss                                         $            (140,778)     $            (173,023)     $            (313,801)
     Adjustments to reconcile net loss to net
       cash used by operating activities:

        Depreciation and amortization                                24,023                         --                     24,023
     Changes in operating assets and liabilities:
        Change in accounts payable & accrued
          liabilities                                                 9,537                     28,724                     38,261

        Change in commission payable                                 25,000                         --                     25,000
                                                      ---------------------      ---------------------      ---------------------
           Net cash used by operating activities
                                                                    (82,218)                  (144,299)                  (226,517)

Cash flows from investing activities:

     Purchase of fixed assets                                        (5,330)                   (69,613)                   (74,943)
                                                      ---------------------      ---------------------      ---------------------
           Net cash used by investing activities
                                                                     (5,330)                   (69,613)                   (74,943)

Cash flows from financing activities:

     Proceeds from notes payable                                     87,626                    166,374                    254,000

     Proceeds from members' contributions                                --                     50,100                     50,100
                                                      ---------------------      ---------------------      ---------------------
           Net cash provided by financing
             activities                                              87,626                    216,474                    304,100
                                                      ---------------------      ---------------------      ---------------------

Net change in cash                                                       78                      2,562                      2,640

Cash, beginning of period                                             2,562                         --                         --
                                                      ---------------------      ---------------------      ---------------------

Cash, end of period                                   $               2,640      $               2,562      $               2,640
                                                      =====================      =====================      =====================


                                           See Accompanying Notes to Financial Statements


                                                                39

                               IP PROMOTIONS, LLC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


1.       DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES
         --------------------------------------------------------------------

         ORGANIZATION - IP Promotions, LLC (referred to as the "Company") was incorporated in the state of Georgia on July 3, 2003, and operates as a promotional company that delivers messages to targeted audiences through internet based streaming video technology. The Company has currently developed applications for the technology that allows for email to deliver streaming video without bandwidth intensive files or attachments.

         A DEVELOPMENT STAGE COMPANY - The accompanying financial statements have been prepared in a accordance with the Statement of Financial Accounting Standards No. 7"According and Reporting by Development-Stage Enterprises". A development-stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

         GOING CONCERN - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of approximately $313,801 since its inception and will require additional capital for its operational activities. The Company plans to complete a private placement to raise sufficient financing in order to meet its financial requirements over the next twelve months. If it is unable to obtain additional financing, the business plan will be significantly delayed. The Company does not have any formal commitments or arrangements for the advancement or loan of funds. The company's ability to raise additional capital through the future issuances of the common stock is unknown. The obtainment of additional financing and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. Theses factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

         DEFINITION OF FISCAL YEAR - The Company's fiscal year end is December
         31.

         USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         REVENUE RECOGNITION - The Company recognizes revenue primarily from the preparation of presentations to be delivered via email. Revenue is recognized when clients are invoiced for services performed.

         EXPENSES - Expenses incurred from cost of revenues, and general and administrative are recorded in the period incurred.

         FIXED ASSETS - Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 5 to 15 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for fixed asset betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

         FAIR VALUE OF FINANCIAL INSTRUMENTS - Financial accounting standards Statement No. 107, "Disclosure About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The carrying amounts and estimated fair values of the Company's financial instruments approximate their fair value due to the short-term nature.

         INCOME TAXES - The Company, with the consent of its members, has elected under the Internal Revenue Code to be a limited liability company. Thus, the members of a limited liability company are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

2.       FIXED ASSETS
         ------------

         Fixed assets consist of the following at December 31, 2004:

         Office Equipment                                            $     4,168
         Computer Equipment                                               15,244
         Internet Software                                                55,531
                                                                     -----------
                                                                          74,943
         Less:  accumulated depreciation                                  24,023
                                                                     -----------
         Total fixed assets, net                                          50,920
                                                                     ===========

3.       RELATED PARTY TRANSACTIONS
         --------------------------

         COMMISSION PAYABLE - RELATED PARTY - As of December 31, 2004, the company had a commission payable due to a member of the company in the amount of $25,000.

         NOTE PAYABLE - RELATED PARTY - As of December 31, 2004, the company had an unsecured, 8% note payable due to a member of the company in the amount of $254,000.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS


We have had no changes in or disagreements with our accountants.

         ===============================================================

                               _____________, 2005

                      Dealer Prospectus Delivery Obligation

Until ________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

        ===============================================================

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Corporation Laws and certain provisions of IP Promotion's Bylaws, under certain circumstances, provide for indemnification of our officers, directors and controlling persons against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our Bylaws and to the statutory provisions.

The specific statute, charter provision, bylaw, contract, or other arrangement which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he or she may incur in their capacity as such, is as follows:

Nevada Statutes
---------------

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1. a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2. a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3. a transaction from which the director derived an improper personal profit;
and

4. willful misconduct.


By-Laws
-------

The Bylaws of IP Promotions states as follows:

                                   ARTICLE VI
                       LIABILITY OF DIRECTORS AND OFFICERS

SECTION 1. ELIMINATION OF LIABILITY. A director or officer of the corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, excepting only
(1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (2) the payment of dividends in violation of NRS 78.288, except for a director who dissents to the payment as provided in NRS 78.300, but liability shall otherwise be eliminated or limited to the fullest extent permitted by Nevada law, as it may be allowed from time to time.

SECTION 2. MANDATORY INDEMNIFICATION. The Corporation shall indemnify the officers and directors of the Corporation to the fullest extent permitted by Nevada law as the same exists or may hereafter be amended.

SECTION 3. MANDATORY PAYMENT OF EXPENSES. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

SECTION 4. EFFECT OF AMENDMENT OR REPEAL. Except as provided in the Articles of Incorporation or by Nevada law, this corporation reserves the right to amend or repeal any provision contained in these Bylaws. However, any amendment to or repeal of any of the provisions in this Article VI shall not adversely affect any right or protection of a director or officer of the Corporation for or with respect to any act or Omission of such director or officer occurring prior to such amendment or repeal.

SECTION 5. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was an officer, director, employee or agent of the Corporation against any liability asserted against or incurred by the officer, director, employee or agent in such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify the officer, or director, employee or agent against such liability under the provisions of this Article.


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses payable by us in connection with the registration of the Shares is as follows:

                  ------------------------------------- ----------
                  SEC Registration                            $88
                  ------------------------------------- ----------
                  Accounting Fees and Expenses            $20,000
                  ------------------------------------- ----------
                  Transfer Agents Fees                     $1,330
                  ------------------------------------- ----------
                  Legal Fees and Expenses, including
                  Blue Sky Fees and Expenses               $7,500
                  ------------------------------------- ----------
                  Printing Costs                           $2,025
                  ------------------------------------- ----------
                                                Total     $30,943
                  ------------------------------------- ----------

                     RECENT SALES OF UNREGISTERED SECURITIES

(a)      RECENT SALES:

         1. On January 3rd, 2005, 19,000,000 shares of common stock were issued to John Rocker for a total of $500.

         2. On April 1st, 2005, we issued 750,000 shares of common stock to TMX Holding Corp. per the terms of the consulting agreement with its subsidiary TMX Consulting Corp.

         3. On April 2nd, 2005, we issued 1,000,000 shares of common stock to Stephen Patrick per the terms of his employment agreement.

(b)      EXEMPTIONS FROM REGISTRATION:

We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. These shares were issued based on the following facts: (1) the issuances were isolated private transaction which did not involve a public offering; (2) there was only one offeree that was not an officers or director of the Company (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations.

                                    EXHIBITS


3.1(a)            Articles of Incorporation of Incorporation dated
                  February 21, 2001.

3.2               By-Laws of IP Promotions, Inc.

4.1               Form of Stock Certificate

5.1 Opinion of the Law Offices of Adam U. Shaikh, Chtd. regarding legality of shares.

10.1              Asset Purchase Agreement (dated March 10th, 2005)

10.2              Debt Agreement Rocker (dated April 2nd, 2005)

10.3              Park Tavern/Piedmont Room Agreement (dated December 2004)

10.4              Employment Agreement with Stephen Patrick (dated March 20th,
                  2005)

10.5              Employment Agreement with Matt Petterson (dated March 24th,
                  2005)

10.6              Referral Partner Agreement with Ariana Hornsby (dated April
                  6th, 2005)

10.7              TMX Consulting Corp Engagement Letter (signed October 8, 2004)

23.1              Consent of The Law Offices of Adam U. Shaikh, Chtd.
                  (Included in Exhibit 5.1.)

23.2              Consent of De Joya and Company, Certified Public Accountants.

                                  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Atlanta, State of Georgia on June 28, 2005.



By: /s/ Stephen Patrick
    ---------------------------------
    Stephen Patrick
    CEO, Principal Accounting Officer
    Director


By: /s/ John Rocker
    ---------------------------------
    John Rocker
    Director


By: /s/ Matt Petterson
    ---------------------------------
    Matt Petterson
    Chief Technology Officer,
    Director


         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By: /s/ Stephen Patrick
    ---------------------------------
    Stephen Patrick
    CEO

By: /s/ John Rocker
    ---------------------------------
    John Rocker
    Director

By: /s/ Matt Petterson
    ---------------------------------
    Matt Petterson
    Chief Technology Officer,
    Director